                                                                      EXHIBIT 11

                       BRUSH WELLMAN INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                   SECOND QUARTER ENDED                    SIX MONTHS ENDED
                                            -----------------------------------   ------------------------------------
                                               June 28             July 2             June 28             July 2
                                                 1996               1995               1996                1995
                                                 ----               ----               ----                ----
Primary:
  Average shares outstanding                    15,872,613          16,199,937         15,912,605          16,174,254

  Dillutive stock options based
           on the treasury stock method
           using average market price              173,915             261,874            177,027             193,212
                                            ---------------    ----------------   ----------------    ----------------

                         TOTALS                 16,046,528          16,461,811         16,089,632          16,367,466
                                            ===============    ================   ================    ================

  Net Income                                    $8,144,000          $6,676,000        $13,299,000         $13,464,000

  Per share amount                                   $0.51               $0.41              $0.83               $0.82
                                            ===============    ================   ================    ================



Fully diluted:

  Average shares outstanding                    15,872,613          16,199,937         15,912,605          16,174,254

  Dillutive stock options based
           on the treasury stock method
           using average market price              199,129             303,461            202,988             308,787
                                            ---------------    ----------------   ----------------    ----------------

                         TOTALS                 16,071,742          16,503,398         16,115,593          16,483,041
                                            ===============    ================   ================    ================

  Net Income                                    $8,144,000          $6,676,000        $13,299,000         $13,464,000

  Per share amount                                   $0.51               $0.40              $0.83               $0.82
                                            ===============    ================   ================    ================

                                       17